UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 2, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
See "Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" below.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      As Central Vermont previously announced as part of its restructuring program, the Board of Directors will be gradually restructured to include more Vermont insights and expertise and to reduce the number of Board members. As part of the reorganization, the Board has accepted the resignation of Rhonda L. Brooks of North Carolina, effective August 2, 2006. In accordance with the provisions of the Company's By-laws, the Board reduced the size of the Board of Directors by one member, from twelve to eleven, fixing its size at eleven members.

      Ms. Brooks has been a member of the Board since 1996 and has served on Central Vermont's Audit Committee from 1997 to 2001 and on the Compensation Committee until her resignation. The Board appreciates Ms. Brooks' dedicated service and the valued counsel which she has provided to the Company over the years.

      Because Ms. Brooks resigned on August 2, the Board determined that her resignation is covered by its resolution of March 1, 2006 which provided a grant of stock to replace the value of CVPS stock options held by departing directors. See Central Vermont Public Service Corporation, SEC Form 8-K, dated March 1, 2006 and filed March 6, 2006 describing the agreement to issue stock to replace the value of stock options held by departing directors as part of the Board's reorganization.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President for Legal and Public Affairs and Corporate Secretary

August 4, 2006